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                                                                     EXHIBIT 4.6

                                                               EXECUTION VERSION

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                       EXTENDICARE HEALTH SERVICES, INC.,
                                    as Issuer

                    6 7/8% SENIOR SUBORDINATED NOTES DUE 2014

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                                    INDENTURE

                           Dated as of April 22, 2004

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                                U.S. BANK, N.A.,
                                   as Trustee

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            This INDENTURE dated as of April 22, 2004, is by and among
Extendicare Health Services, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors listed on the signature pages hereto and U.S. Bank, N.A., as trustee (the "Trustee").

            The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 6 7/8% Senior Subordinated Notes due 2014 (the "Notes"):

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. DEFINITIONS.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            "144A Global Note" means the global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

            "Acquired Debt" means, with respect to any specified Person:

            (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

            (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement.

            "Additional Notes" means any Notes (other than Initial Notes and Exchange Notes) issued under this Indenture in accordance with Sections 2.02 and
4.09 hereof, as part of the same series as the Initial Notes.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

            "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

            "Applicable Procedures" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

            "Asset Sale" means the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, (x) a sale and leaseback, (y) the issuance, sale or other transfer of any Equity Interests in any of our Unrestricted Subsidiaries, and (z) the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance) in each case, in one or a series

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of related transactions that have a fair market value in excess of $2.0 million or for Net Proceeds in excess of $2.0 million; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by
Section 4.18 and/or Section 5.01 and not by Section 4.12.

            Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

            (1) the sale, lease or other disposition of equipment, inventory, accounts receivable or other assets or rights in the ordinary course of business;

            (2) a transfer of assets or rights by the Company to a Subsidiary Guarantor, or by a Subsidiary Guarantor to the Company or to another Subsidiary Guarantor;

            (3) an issuance of Equity Interests by a Subsidiary Guarantor to the Company or to another Subsidiary Guarantor;

            (4) a Restricted Payment or Permitted Investment that is permitted by Section 4.10;

            (5) the sale of property or equipment that has become worn out, obsolete or damaged;

            (6) the sale or other disposition of Cash Equivalents;

            (7) the sale of accounts receivable pursuant to a Securitization Transaction; or

            (8) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or the contribution to the capital of any Unrestricted Subsidiary in accordance with the provisions described under Section 4.17.

            "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the greater of (a) the fair value of the property subject to such arrangement (as determined in good faith by the Board of Directors of the Company) or (b) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

            "Board of Directors" means:

            (1) with respect to a corporation, the board of directors of the corporation;

            (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

            (3) with respect to any other Person, the board or committee of such Person serving a similar function. "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means any day other than a Legal Holiday.

            "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

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            "Capital Stock" means:

            (1) in the case of a corporation, any and all shares, including common stock and preferred stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means:

            (1) United States dollars;

            (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

            (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

            (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

            (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

            "Change of Control" means the occurrence of any of the following:

            (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

            (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

            (3) any Person or Group (other than Parent or any direct or indirect wholly owned Subsidiary of Parent) becomes the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company on a fully-diluted basis;

            (4) the replacement of a majority of the Board of Directors of Parent or the Company over a two-year period from the directors who constituted the Board of Directors of Parent or the Company, as applicable, at

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the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of Parent or the Company, as applicable, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or

            (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company's outstanding Voting Stock or the outstanding Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company's Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

            "Clearstream" means Clearstream Banking S.A. and any successor thereto.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

            (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

            (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

            (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

            (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

            (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

            "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

            (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

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            (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

            (3) the cumulative effect of a change in accounting principles will be excluded.

            In addition, notwithstanding the foregoing, for the purposes of
Section 4.10 only, there shall be excluded from Consolidated Net Income any nonrecurring charges relating to any premium or penalty paid, write off or deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness at or prior to its Stated Maturity.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

            "Consolidated Tangible Assets" means the total assets, less goodwill and other intangibles, shown on the Company's most recent consolidated balance sheet, determined on a consolidated basis in accordance with GAAP less all write-ups (other than write-ups in connection with acquisitions) subsequent to the date of this Indenture in the book value of any asset (except any such intangible assets) owned by the Company or any of its Restricted Subsidiaries.

            "Credit Agreement" means that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, by and among Extendicare Holdings, Inc., the Company, Lehman Commercial Paper Inc., as administrative agent, and the lenders party thereto, including any related notes, guarantees, security and collateral documents, instruments and agreements executed in connection therewith.

            "Credit Facilities" means one or more debt facilities or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, restated or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender or group of lenders and including increasing the amount of available borrowings thereunder; provided that such increase is permitted by Section 4.09.

            "Custodian" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as Custodian with respect to the Notes, any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

            "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

            "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

            "Designated Non-Cash Consideration" means the fair market value of total consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the Company's principal executive officer and principal financial officer, less the amount of cash or Cash Equivalents received in connection with the Asset Sale; provided, however, that the total amount of Designated Non-Cash Consideration outstanding at any one time does not exceed the greater of $15.0 million and 2.5% of Consolidated Tangible Assets.

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            "Designated Senior Debt" means (i) any Indebtedness outstanding under the Credit Agreement, (ii) any Indebtedness represented by the Senior Notes and (iii) any other Senior Debt permitted hereunder, the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

            "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.10.

            "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

            "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Notes" means Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

            "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

            "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

            "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

            "Existing Senior Subordinated Indebtedness" means Indebtedness of the Company and the Subsidiary Guarantors represented by the Senior Subordinated Notes, until such amounts are repaid.

            "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the reference period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the

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"Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, that the Fixed Charges of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis will be computed based on the average daily balance of such Indebtedness during the four-quarter reference period and using the interest rate in effect at the end of such period.

            In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

            (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, subsequent to the commencement of the applicable four-quarter reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of such period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the Company's chief financial officer (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

            (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

            (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

            "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

            (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

            (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

            (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or secured by a Lien on assets of such Person, whether or not such Guarantee or Lien is called upon; plus

            (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or one of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such

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other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

            "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

            "Global Notes" means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

            "Government Securities" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the Company's option.

            "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

            "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

            (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

            (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

            (3) foreign exchange contracts, currency swap agreements or other agreements or arrangements designed to protect such Person against fluctuations in currency values.

            "Holder" means a Person in whose name a Note is registered.

            "IAI Global Note" means a global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors, if any.

            "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

            (1) in respect of borrowed money;

            (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (3) in respect of banker's acceptances;

            (4) representing Capital Lease Obligations;

            (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

            (6) representing any Hedging Obligations,

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if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

            The amount of any Indebtedness outstanding as of any date will be:

            (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

            (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

            "Indenture" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

            "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

            "Initial Notes" means $125,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that Investments shall not be deemed to include extensions of trade credit by the Company or any of its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices. If the Company or any of its Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.10. The acquisition by the Company or any of its Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.10.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

            "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Initial Notes for use by such Holders in connection with the Exchange Offer.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

            "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

            "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

            (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

            (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

            "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration, including Designated Non-Cash Consideration, deemed to be cash pursuant to Section 4.12, received in any Asset
Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

            "Non-Recourse Debt" means Indebtedness:

            (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

            (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

            (3) as to which the lenders have been notified in writing that they will not have any recourse to the Company's stock or assets or the stock or assets of any of the Company's Restricted Subsidiaries.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, or any Senior Vice President of the Company.

            "Officers' Certificate" means a certificate, in form and substance reasonably satisfactory to the Trustee, signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

            "Opinion of Counsel" means a written opinion, in form and substance reasonably satisfactory to the Trustee, from legal counsel who is acceptable to the Trustee and which meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Parent" means Extendicare, Inc., a corporation organized under the laws of Canada.

            "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream.

            "Permitted Business" means the lines of business conducted by the Company and its Restricted Subsidiaries on the date hereof and the businesses reasonably related thereto within the healthcare services sector.

            "Permitted Investments" means:

            (1) any Investment in the Company or in one of its Wholly Owned Restricted Subsidiaries;

            (2) any Investment outstanding as of the date hereof;

            (3) any Investment in Cash Equivalents;

            (4) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

            (5) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

            (6) any Investment by the Company or any of its Restricted Subsidiaries in a Person engaged in a Permitted Business, if as a result of such
Investment:

                  (a) such Person becomes one of the Company's Wholly Owned Restricted Subsidiaries; or

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or one of its Wholly Owned Restricted Subsidiaries;

            (7) any Investment made as a result of the receipt of non-cash consideration (including Designated Non-Cash Consideration) from an Asset Sale that was made pursuant to and in compliance with Section 4.12;

            (8) any acquisition of assets, Equity Interests or other securities solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

            (9) any Investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

            (10)Hedging Obligations;

            (11)any Investment made in a Special Purpose Vehicle in connection with a Securitization Transaction or to provide adequate capital to a Special Purpose Vehicle in anticipation of one or more Securitization Transactions; and

            (12)other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed $25.0 million.

            "Permitted Junior Securities" means:

            (1) Equity Interests in the Company or any Subsidiary Guarantor; or

            (2) debt securities that are subordinated (to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt hereunder) to all Senior Debt and any debt securities issued in exchange for Senior Debt.

            "Permitted Liens" means:

            (1) Liens securing Senior Debt, where such Indebtedness was permitted by the terms of this Indenture to be incurred;

            (2) Liens in favor of the Company or the Subsidiary Guarantors;

            (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any of the Company's Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary;

            (4) Liens on property existing at the time of acquisition of the property by the Company or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such acquisition;

            (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature;

            (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of Section 4.09 covering only the assets acquired with such Indebtedness;

            (7) Liens existing on the date of this Indenture;

            (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

            (9) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation;

            (10) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of the Company or any of its Subsidiaries incurred in the ordinary course of business;

            (11) Liens to secure Hedging Obligations, including any guarantees of such Hedging Obligations; and

            (12) Liens incurred by the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $20.0 million at any one time outstanding.

            "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

            (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

            (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

            (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

            (4) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            Notwithstanding the foregoing, any debt incurred under Credit Facilities pursuant to Section 4.09 shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of Permitted Refinancing Indebtedness.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

            "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Qualified Equity Offering" means any underwritten public or any private offering of Capital Stock (excluding Disqualified Stock) of the Company or any of Parent's Capital Stock (excluding Disqualified Stock), in the latter case, only to the extent that the net cash proceeds therefrom are contributed to the Company's common or non-redeemable preferred equity capital.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof, among the Company, the Subsidiary Guarantors and the initial purchasers named therein, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

            "Regulation S" means Regulation S promulgated under the Securities Act.

            "Regulation S Global Note" means the global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of Notes sold in reliance on Regulation S.

            "Replacement Assets" means any properties or assets used or useful in a Permitted Business.

            "Representative" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

            "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend.

            "Restricted Global Notes" means the 144A Global Note, the IAI Global Note and the Regulation S Global Note.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

            "Rule 144" means Rule 144 promulgated under the Securities Act.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "Rule 903" means Rule 903 promulgated under the Securities Act.

            "Rule 904" means Rule 904 promulgated under the Securities Act.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securitization Transaction" means any sale, conveyance or other disposition by the Company or any of its Restricted Subsidiaries of any accounts receivable or any interest therein to a Special Purpose Vehicle.

            "Senior Debt" means:

            (1) all Indebtedness of the Company or of any Subsidiary Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

            (2) any Indebtedness represented by the Senior Notes;

            (3) any other Indebtedness of the Company or of any Subsidiary Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

            (4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

            (1) any liability for federal, state, local or other taxes owed or owing by the Company;

            (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

            (3) any trade payables; or

            (4) the portion of any Indebtedness that is incurred in violation of this Indenture.

            "Senior Notes" means the Company's 9-1/2% Senior Notes due 2010.

            "Senior Subordinated Indebtedness" means (i) with respect to the Company, the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to have the same rank as the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Debt and
(ii) with respect to any Subsidiary Guarantor, the Subsidiary Guarantees and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to have the same rank as the Subsidiary Guarantees in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Subsidiary Guarantor which is not Senior Debt.

            "Senior Subordinated Notes" means the Company's 9.35% Senior Subordinated Notes due 2007.

            "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

            "Special Purpose Vehicle" means a bankruptcy-remote entity or trust or other special purpose entity which is formed by the Company, any Subsidiary of the Company or any other Person for the purpose of, and engages in no material business other than, acting as a buyer in a Securitization Transaction or other similar transactions of accounts receivable or other similar assets, financing the purchases it makes as such a buyer and realizing, directly or indirectly, on such accounts receivable or other similar assets.

            "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness (including, without limitation, a scheduled repayment or a scheduled sinking fund payment), the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "Subordinated Indebtedness" means any Indebtedness (whether outstanding on the date hereof or thereafter incurred) that is subordinated or junior in right of payment to the Notes or the Subsidiary Guarantees pursuant to a written agreement, executed by the Person to whom such Indebtedness is owed, to that effect.

            "Subsidiary" means, with respect to any specified Person:

            (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

            "Subsidiary Guarantee" means the Guarantee of the Notes by each of the Subsidiary Guarantors pursuant to Article 10 and in the form of the Guarantee attached as Exhibit E and any additional Guarantee of the Notes to be executed by any Subsidiary of the Company pursuant to Section 4.19.

            "Subsidiary Guarantors" means all of the Company's existing and future domestic Significant Subsidiaries, all of the Company's existing and future Domestic Subsidiaries that guarantee or incur any Indebtedness and any other existing and future Significant Subsidiaries or Restricted Subsidiaries that guarantee or otherwise provide direct credit support for Indebtedness of the Company or any of its Domestic Subsidiaries.

            "TIA" means the Trust Indenture Act of 1939, as amended.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "Unrestricted Definitive Notes" means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

            "Unrestricted Global Notes" means one or more Global Notes, in the form of Exhibit A attached hereto, that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

            "Unrestricted Subsidiary" means any Subsidiary of the Company (or any successor to any of them) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

            (1) has no Indebtedness other than Non-Recourse Debt;

            (2) is not party to any agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

            (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

            (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

            (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

            Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section
4.10 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by one of the Company's Restricted Subsidiaries of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; (2) no Default or Event of Default would be in existence following such designation; and (3) such Subsidiary executes and delivers to the Trustee a supplemental indenture providing for a Subsidiary Guarantee.

            "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

            (2) the then outstanding principal amount of such Indebtedness.

Section 1.02. OTHER DEFINITIONS.

                                   Defined in

                                  Term                                         Section
---------------------------------------------------------------------------    -------
"Affiliate Transaction"....................................................      4.14
"Asset Sale Offer".........................................................      3.09
"Authentication Order".....................................................      2.02
"Benefited Party"..........................................................     10.01
"Change of Control Offer"..................................................      4.18
"Change of Control Purchase Price".........................................      4.18
"Covenant Defeasance"......................................................      8.03
"DTC"......................................................................      2.03
"Event of Default".........................................................      6.01
"Excess Proceeds"..........................................................      4.12
"incur"....................................................................      4.09
"Legal Defeasance".........................................................      8.02
"losses"...................................................................      7.07
"Offer Amount".............................................................      3.09
"Offer Period".............................................................      3.09
"pay the Notes"............................................................     12.03
"Paying Agent".............................................................      2.03
"Payment Blockage Notice"..................................................     12.03
"Payment Blockage Period"..................................................     12.03
"Payment Default"..........................................................      6.01
"Permitted Debt"...........................................................      4.09
"Purchase Date"............................................................      3.09
"Registrar"................................................................      2.03
"Restricted Payments"......................................................      4.10
"Security Register"........................................................      4.18

Section 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

            (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            (b) The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes and the Subsidiary
Guarantees;

            "indenture security holder" means a Holder of a Note;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
and

            "obligor" on the Notes means the Company and any successor obligor upon the Notes.

            (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. RULES OF CONSTRUCTION.

            (a) Unless the context otherwise requires:

          (i) a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

          (iii) "or" is not exclusive;

          (iv) words in the singular include the plural, and in the plural include the singular;

          (v) all references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

          (vi) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          (vii) "including" means "including without limitation";

          (viii) provisions apply to successive events and transactions; and

          (ix) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.

                                    THE NOTES

Section 2.01. FORM AND DATING.

            (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b) FORM OF NOTES. The Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

            (c) BOOK-ENTRY PROVISIONS. This Section 2.01(c) shall only apply to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

Section 2.02. EXECUTION AND AUTHENTICATION.

            (a) One Officer shall sign the Notes for the Company by manual or facsimile signature.

            (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

            (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            (d) The Trustee shall, upon a written order of the Company signed by an Officer (an "AUTHENTICATION ORDER"), authenticate Notes for original issue.

            (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

            (f) The Company may issue Additional Notes from time to time after the offering of the Initial Notes. The Initial Notes, the Exchange Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Section 2.03. REGISTRAR AND PAYING AGENT.

            (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

            (b) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

            (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest and Additional Interest, if any, on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. HOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section. 312(a).

Section 2.06. TRANSFER AND EXCHANGE.

            (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or
(2) an Event of Default shall have occurred and be continuing. Upon the occurrence of any of the preceding events in (1) or (2) above, Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

            (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

         (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

         (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

         (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a
            beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a
            beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a
            beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

         (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                  (1) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                  (2) if the holder of such beneficial interest in a Restricted
            Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this clause (D), if the Registrar and the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

         (v) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE
      NOTES.

         (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
            Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an
            Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the
            Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

      the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
      Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

         (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                  (1) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (1)(b) thereof; or

                  (2) if the holder of such beneficial interest in a Restricted
            Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and mail or deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

            (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

         (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

      the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
      (A) above, the appropriate Restricted Global Note, in the case of clause
      (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

         (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                  (1) if the Holder of such Definitive Notes proposes to
            exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                  (2) if the Holder of such Definitive Notes proposes to
            transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the clauses in this
      Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

         (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

         (iv) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

         (v) Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clauses (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section
      2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

            (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

         (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule
            904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

         (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                  (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                  (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certification and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail or deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

            (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

         (i) Private Placement Legend.

                  (A) Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

            THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN

RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (A) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WERE THE OWNERS OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (B) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (I) TO THE COMPANY, (II) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (III) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (IV) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (IV) OR (V) TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR IS COMPLETED AND DELIVERED BY THE TRANSFEROR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  (B) Notwithstanding the foregoing, any Global Note or
            Definitive Note issued pursuant to clauses (b)(iv), (c)(ii),
            (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
            Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

         (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

            "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

            UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

            (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

            (i) General Provisions Relating to Transfers and Exchanges.

         (i) To permit registrations of transfers and exchanges, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

         (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.12, 4.18 and 9.05 hereof).

         (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

         (iv) Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

         (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

         (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

         (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

         (viii) The Trustee is hereby authorized to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

Section 2.07. REPLACEMENT NOTES.

            If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

            Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. OUTSTANDING NOTES.

            (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

            (b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.

            (c) If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. TREASURY NOTES.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10. TEMPORARY NOTES.

            Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

            Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. CANCELLATION.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee upon direction by the Company and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. DEFAULTED INTEREST.

            If the Company defaults in a payment of interest or Additional Interest, if any, on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13. CUSIP OR ISIN NUMBERS.

            The Company in issuing the Notes may use "CUSIP" or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" or "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

Section 2.14. ADDITIONAL INTEREST.

            If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement and paragraph 1 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of the Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Additional Interest directly to the persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

Section 3.01. NOTICES TO TRUSTEE.

            If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. SELECTION OF NOTES TO BE REDEEMED.

            If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. NOTICE OF REDEMPTION.

            At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article 8 hereof or a satisfaction and discharge of this Indenture pursuant to Article 11.

                    The notice shall identify the Notes to be redeemed and shall state:

            (a) the redemption date;

            (b) the redemption price or if the redemption is made pursuant to
Section 3.07(b) a calculation of the redemption price;

            (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

            (d) the name and address of the Paying Agent;

            (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (f) that, unless the Company defaults in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

            (g) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days, or such shorter period allowed by the Trustee, prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04. EFFECT OF NOTICE OF REDEMPTION.

            Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. DEPOSIT OF REDEMPTION PRICE.

            On or before 11:00 a.m. on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Additional Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest and Additional Interest, if any, shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof.

Section 3.06. NOTES REDEEMED IN PART.

            Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. OPTIONAL REDEMPTION.

            (a) Except as set forth in clause (b) of this Section 3.07, the Notes will not be redeemable at the option of the Company prior to May 1, 2009. Starting on May 1, 2009, the Company may redeem all or a part of the Notes after giving the required notice under this Indenture. The Notes may be redeemed at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

                                      Year                                           Percentage
-------------------------------------------------------------------------------      ----------
2009...........................................................................       103.438%
2010...........................................................................       102.292%
2011...........................................................................       101.146%
2012 and thereafter............................................................       100.000%

            (b) At any time and from time to time prior to May 1, 2007, the Company may redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price equal to 106.875% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) with the net cash proceeds of any Qualified Equity Offering; provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption. Any such redemption shall be made within 120 days of the closing of such Qualified Equity Offering.

            (c) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08. MANDATORY REDEMPTION.

            The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS

            (a) In the event that, pursuant to Section 4.12 hereof, the Issuer shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

            (b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.12 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

            If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

            Upon the commencement of the Asset Sale Offer, the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (i) that the Asset Sale Offer is being made pursuant to this Section
      3.09 and Section 4.12 hereof and the length of time the Asset Sale Offer shall remain open;

         (ii) the Offer Amount, the purchase price and the Purchase Date;

         (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

         (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

         (vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (vii) that Holders shall be entitled to withdraw their election if the Issuer, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (viii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

         (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

            On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

            Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

                                   ARTICLE 4.

                                    COVENANTS

Section 4.01. PAYMENT OF NOTES.

            The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and

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

Additional Interest, if any, then due. The Company shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

            Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.02. MAINTENANCE OF OFFICE OR AGENCY.

            (a) The Company shall maintain an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            (c) The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03.

Section 4.03. REPORTS.

            (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding the Company shall furnish to the Trustee and Holders of the Notes, within the time periods specified in the SEC's rules and regulations:

         (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

         (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

            (b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding clause (a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Company's Unrestricted Subsidiaries.

            (c) In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in clauses (a)(i) and (a)(ii) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

            (d) The Company will be deemed to have furnished such reports to the Trustee and Holders of Notes if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

            (e) For so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04. COMPLIANCE CERTIFICATE.

            (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered to the Trustee pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles 4 or 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. TAXES.

            The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes; provided that neither the Company nor any such Restricted Subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

Section 4.06. STAY, EXTENSION AND USURY LAWS.

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this

Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. CORPORATE EXISTENCE.

            Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.08. PAYMENTS FOR CONSENT.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including any Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any of the Subsidiary Guarantors may incur Indebtedness (including Acquired
Debt), if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

            (b) Paragraph (a) of this Section 4.09 will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

            (i) the incurrence by the Company of additional Indebtedness and letters of credit under one or more Credit Facilities and Guarantees thereof by the Subsidiary Guarantors; provided that the aggregate principal amount of all Indebtedness of the Company and the Subsidiary Guarantors incurred pursuant to this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Subsidiary Guarantors thereunder) does not exceed an amount equal to $200.0 million;

         (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

         (iii) the incurrence by the Company of Indebtedness represented by the Notes to be issued on the date hereof (and the related Exchange Notes to be issued pursuant to the Registration Rights Agreement) and the incurrence by the Subsidiary Guarantors of the Subsidiary Guarantees of the Notes (and the related Exchange Notes);

         (iv) the incurrence by the Company or any of the Subsidiary Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the Company's business or the business of such Subsidiary Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv), not to exceed 5.0% of Consolidated Tangible Assets at any time outstanding;

         (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under clause (a) of this
      Section 4.09 or clauses (ii), (iii) or (x) of this Section 4.09(b);

         (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owed to the Company or any of the Subsidiary Guarantors; provided, however, that:

                  (A) if the Company is the obligor on such Indebtedness, such
            Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes;

                  (B) if a Subsidiary Guarantor is the obligor on such
            Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Subsidiary Guarantor's Subsidiary Guarantee; and

                  (C) (1) any subsequent issuance or transfer of Equity
            Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary Guarantor and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary Guarantor, as the case may be, that was not permitted by this clause (vi);

         (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms hereof to be outstanding in connection with the conduct of the Company's respective businesses and not for speculative purposes);

         (viii) the guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or of one of its Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant;

         (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (ix); and

         (x) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $35.0 million (which amount may be incurred, in whole or in part, under any of the Credit Facilities); provided that no more than $15.0 million of such additional Indebtedness shall be incurred by Restricted Subsidiaries that are not Subsidiary Guarantors.

            (c) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through
(x) of Section 4.09(b) as of the date of incurrence thereof or is entitled to be incurred pursuant to clause (a) of this Section 4.09, the Company shall, in its sole discretion, at the time the proposed Indebtedness is incurred, (x) classify all or a portion of that item of Indebtedness on the date of its incurrence under either the clause (a) of this Section 4.09 or under any category of Permitted Debt, (y) reclassify at a later date all or a portion of that or any other item of Indebtedness as being or having been incurred in any manner that complies with this Section 4.09 and (z) elect to comply with this Section 4.09 and the applicable definitions in any order.

            (d) For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

            (e) The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes; provided, however, that no Indebtedness of the Company will be deemed to be contractually subordinated in right of payment solely by virtue of being unsecured. No Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Subsidiary Guarantor and senior in any respect in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee; provided, however, that no Indebtedness of a Subsidiary Guarantor will be deemed to be contractually subordinated in right of payment solely by virtue of being unsecured.

            (f) Indebtedness shall be deemed to have been incurred by the survivor of a merger, at the time of such merger and, with respect to an acquired Subsidiary, at the time of such acquisition.

Section 4.10. RESTRICTED PAYMENTS.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (a) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable solely in the Company's Equity Interests (other than Disqualified Stock) or to the Company);

            (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any of the Company's Equity Interests;

            (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except (i) a payment of interest or principal at the Stated Maturity thereof or
(ii) Subordinated Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or payment of principal upon final maturity of such Subordinated Indebtedness, in each case acquired within one year of the date of the sinking fund obligation, principal installment or payment of principal upon maturity; or

            (d) make any Restricted Investment,

(all such payments and other actions set forth in these clauses (a) through (d) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

            (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

            (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

            (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (2) and (3) of the next paragraph), is less than the sum, without duplication, of:

         (i) 50% of the Company's Consolidated Net Income for the period (taken as one accounting period) from April 15, 2002 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

         (ii) 100% of the aggregate net cash proceeds received by the Company (including the fair market value of any Permitted Business or assets used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock)) since the date hereof as a contribution to the Company's common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock)or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

         (iii) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment.

            So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions hereof;

            (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness or of any of the Company's Equity Interests by conversion into, or by an exchange for, shares of the Company's Equity Interests (other than Disqualified Stock), or in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to any of the Company's Restricted Subsidiaries) of, the Company's Equity Interests (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (c)(ii) of the preceding paragraph;

            (3) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

            (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

            (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any twelve-month period; and

            (6) other Restricted Payments in an aggregate amount since the date hereof not to exceed $25.0 million.

            The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.10 will be determined by the Board of Directors of the Company whose resolutions with respect thereto will be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.10 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.11. LIENS.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired or any proceeds therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens; provided, however, that:

            (a) in the case of Liens securing Subordinated Indebtedness, the Notes must be secured by a Lien on such property (including Capital Stock of a Restricted Subsidiary), assets, proceeds, income or profit that is senior in priority to such Liens; and

            (b) in the case of Liens securing Senior Subordinated Indebtedness, the Notes must be equally and ratably secured by a Lien on such property (including Capital Stock of a Restricted Subsidiary), assets, proceeds, income or profit.

Section 4.12. ASSET SALES.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to consummate an Asset Sale unless:

         (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (evidenced by a Board Resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee);

         (ii) if the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale greater than $7.5 million, the fair market value of the assets sold or otherwise disposed of is determined by Parent's Board of Directors (such determination to be evidenced by a Board Resolution of Parent's Board of Directors set forth in an Officers' Certificate delivered to the Trustee) or in a written opinion issued by an independent appraisal firm or financial advisor of national standing; and

         (iii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets.

            (b) For purposes of Section 4.12(a) only, each of the following will be deemed to be cash:

         (i) any liabilities of the Company or any of its Restricted Subsidiaries, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Restricted Subsidiary's Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

         (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

         (iii) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in the Asset Sale.

            (c) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company and its Restricted Subsidiaries may apply those Net Proceeds at their option:

         (i) to repay the Company's or any Restricted Subsidiary's Indebtedness (other than Subordinated Indebtedness);

         (ii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business (or enter into a definitive agreement committing the Company or one of its Restricted Subsidiaries to make such purchase within six months of the date of such agreement; provided that if such agreement is terminated, the Company or such Restricted Subsidiary may invest such Net Proceeds prior to the end of such 365-day period, or if later, prior to the end of the six-month period referred to in this clause (ii)); or

         (iii) to acquire other long-term assets or to make a capital expenditure, in each case, that are used or useful in a Permitted Business (or enter into a definitive agreement committing the Company or one of its Restricted Subsidiaries to make such acquisition or expenditure within six months of the date of such agreement; provided that if such agreement is terminated, the Company or such Restricted Subsidiary may invest such Net Proceeds prior to the end of such 365-day period, or if later, prior to the end of the six-month period referred to in this clause (iii)).

            Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

            (d) Any Net Proceeds from Asset Sales that are not applied or invested within such 365-day period as provided in Section 4.12(c) will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, not later than 30 days after such date, the Company shall make an Asset Sale Offer (which offer may be made at any time within such 365 or 30-day periods) to all Holders of Notes and Additional Notes, if any, and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth herein with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase, on a pro rata basis, the maximum principal amount of Notes and Additional Notes, if any, and such other pari passu Indebtedness equal in amount to the Excess Proceeds remaining after an asset sale offer required to be commenced prior to the Asset Sale Offer (and not just the amount thereof that exceeds $15.0 million). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, in accordance with the procedures set forth herein, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Additional Notes, if any, and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds remaining after an asset sale offer required to be commenced prior to the Asset Sale Offer, the Trustee shall select the Notes and Additional Notes, if any, and other pari passu Indebtedness to be purchased as described in Article 3 hereof. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

            (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue of such conflict.

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

Section 4.13. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (a) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other of its Restricted Subsidiaries;

            (b) make any loans or advances to the Company or any other of its Restricted Subsidiaries;

            (c) sell, lease or transfer any of its properties or assets to the Company or any other of its Restricted Subsidiaries; or

            (d) guarantee the Company's obligations.

            However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

         (i) agreements as in effect on the date hereof or subsequent agreements relating to our Indebtedness or Indebtedness of any Subsidiary Guarantor and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date hereof;

         (ii) this Indenture, the Notes and the Subsidiary Guarantees;

         (iii) applicable law;

         (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

         (v) customary non-assignment provisions in leases entered into in the ordinary course of business;

         (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (c) of the preceding paragraph;

         (vii) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

         (viii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

         (ix) Liens securing Indebtedness otherwise permitted to be incurred under Section 4.11 that limit the right of the debtor to dispose of the assets subject to such Liens; and

         (x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

Section 4.14. TRANSACTIONS WITH AFFILIATES.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless:

            (a) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate; and

            (b) the Company delivers to the trustee:

         (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company or Parent's Board of Directors, or, if there are no disinterested members of the approving Board of Directors at the time, a written opinion issued by an independent appraisal firm or financial advisor of national standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view; and

         (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a written opinion issued by an independent financial advisor of national standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

            The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

            (a) transactions between or among the Company and/or its Restricted Subsidiaries;

            (b) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

            (c) advances to officers of the Company or any of the Company's Restricted Subsidiaries in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to the Company or such Restricted Subsidiary or in connection with any relocation;

            (d) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

            (e) fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

            (f) any employment agreement that is in effect on the date hereof and any such employment agreement entered into by the Company or any of its Restricted Subsidiaries after the date hereof in the ordinary course of business;

            (g) any Restricted Payment that is not prohibited by Section 4.10;

            (h) any sale, conveyance or other transfer of accounts receivable and other related assets customarily transferred in a Securitization Transaction;

            (i) payment of premiums to, and the receipt of proceeds of insurance from, Laurier Indemnity Company and Laurier Indemnity Company, Ltd.;

            (j) payments to or receipts from Extendicare Holdings, Inc. pursuant to any tax sharing agreement entered into for the purpose of preparing a consolidated tax return of Extendicare Holdings, Inc.;

            (k) payments to or receipts from Virtual Care Provider, Inc. in connection with the provision of technology services to third parties pursuant to the terms of management, consulting or other similar agreements; and

            (l) transactions pursuant to the services agreement between the Company and Virtual Care Provider, Inc. relating to certain services provided by the Company and Virtual Care Provider, Inc. to each other as in effect on the date hereof.

Section 4.15. [Reserved.]

Section 4.16. [Reserved.]

Section 4.17. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

            The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.10 or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.18. REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL.

            (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a purchase price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest if any, on the Notes repurchased, to the purchase date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

            Subject to clause (c) below, within 30 days following any Change of Control, the Company shall mail a notice to the Trustee and each Holder:

         (i) send, by first-class mail, with a copy to the Trustee, to each Holder, at such Holder's address appearing in the securities register maintained in respect of the Notes by the Registrar (the "SECURITY REGISTER"):

                  (A) that a Change of Control has occurred and a Change of
            Control Offer is being made pursuant to Section 4.18 and that all Notes timely tendered will be accepted for payment;

                  (B) the Change of Control Purchase Price and the purchase
            date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days and no later than 60 days from the date such notice is mailed;

                  (C) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

                  (D) the procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

            The Company will comply, to the extent applicable, with the requirements of Rule 14(e)-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue of such conflict.

            (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

         (i) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

         (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

         (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

            The Paying Agent shall promptly mail to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

            (c) Prior to complying with any of the provisions of this Section 4.18, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            (d) The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

            (e) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.19. ADDITIONAL SUBSIDIARY GUARANTEES

            If the Company or any of its Restricted Subsidiaries acquires or creates another domestic Significant Subsidiary or any other Domestic Subsidiary that guarantees or incurs any Indebtedness or any other Significant Subsidiary or Restricted Subsidiary that guarantees or otherwise provides direct credit support for Indebtedness of the Company or any of the Company's Domestic Subsidiaries after the date hereof, then that newly acquired or created Significant Subsidiary, Domestic Subsidiary or other Restricted Subsidiary will execute and deliver to the Trustee a supplemental indenture providing for a Subsidiary Guarantee and deliver an Opinion of Counsel satisfactory to the Trustee within 10 Business Days of the date on which it was acquired or created; provided, however, that the foregoing shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Section 4.20. [Reserved.]

Section 4.21. BUSINESS ACTIVITIES.

            The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

                                   ARTICLE 5.

                                   SUCCESSORS

Section 5.01. MERGER, CONSOLIDATION, OR SALE OF PROPERTY.

            The Company shall not, directly or indirectly (a) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

            (a) either: (x) the Company is the surviving corporation; or (y) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

            (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of the Company's obligations under the Notes, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

            (c) immediately after such transaction no Default or Event of Default exists;

            (d) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) shall be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 or (ii) the Company's Fixed Charge Coverage Ratio, or the Fixed Charge Coverage Ratio of the surviving Person if the Company is not the continuing obligor hereunder, shall not be less than the Company's Fixed Charge Coverage Ratio immediately prior to such transaction and any related financing transactions; and

            (e) the Company, or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and any supplemental indenture entered into in connection therewith complies with all of the terms of this Section 5.01 and that all conditions precedent provided for in this Indenture relating to such transaction or series of transactions have been complied with.

            In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

            The Person formed by or surviving any consolidation or merger (if other than the Company) will succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture, but, in the case of a lease of all or substantially all the assets of the Company, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

Section 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

            The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture, but the predecessor Company in the case of:

            (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

            (b) a lease,

shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.01. EVENTS OF DEFAULT.

Each of the following is an "Event of Default:"

         (i) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes (whether or not prohibited by Article 12);

         (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 12);

         (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.09 or 4.10 or Article 5;

         (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with Section 4.12 or 4.18;

         (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any other covenant or agreement in the Notes or in this Indenture;

         (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, if that default:

                  (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                  (B) results in the acceleration of such Indebtedness prior to its express maturity,

            and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

            (vii) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (to the extent not fully covered by insurance) aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

            (viii) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

            (ix) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (D) makes a general assignment for the benefit of its
            creditors, or

                  (E) generally is not paying its debts as they become due; and

            (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any of its
            Significant Subsidiaries in an involuntary case; or

                  (B) appoints a Custodian of the Company or any of its
            Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

                  (C) orders the liquidation of the Company or any of its
            Significant Subsidiaries;

            and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02. ACCELERATION.

            If an Event of Default (other than an Event of Default specified in clauses (ix) or (x) of Section 6.01 hereof, with respect to the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together would constitute a Significant Subsidiary), shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest and Additional Interest, if any, to the date of acceleration. In the case of an Event of Default specified in clauses (ix) or (x) of Section 6.01 hereof, with respect to the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together would constitute a Significant Subsidiary shall occur, such amount with respect to all the Notes will become due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. Holders may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to the limitations described in this Article 6, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest or Additional Interest, if any) if it determines that withholding notice is in their interest.

            In the case of an Event of Default occurring by reason of any willful action or inaction taken or not taken by the Company or on the Company's behalf with the intention of avoiding payment of the premium that the Company would have been required to pay if the Company had then elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to May 1, 2009, by reason of any willful action or inaction taken or not taken by the Company or on the Company's behalf with the intention of avoiding the prohibition on redemption of the Notes prior to May 1, 2009, then the premium specified in
Section 3.07 will also become immediately due and payable to the extent permitted by law upon acceleration of the Notes.

Section 6.03. OTHER REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. WAIVER OF PAST DEFAULTS.

            Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest or Additional Interest on, the Notes; provided, however, that after any acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest or Additional Interest, have been cured or waived as provided in this Indenture. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. CONTROL BY MAJORITY.

            Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to Section 7.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

Section 6.06. LIMITATION ON SUITS.

            No Holder will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

            (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default,

            (b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and

            (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

            The preceding limitations do not apply to a suit instituted by a Holder for enforcement of payment of the principal of, and premium, if any, or interest or Additional Interest on, a Note on or after the respective due dates expressed in such Note.

            A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest and Additional Interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. COLLECTION SUIT BY TRUSTEE.

            If an Event of Default specified in clauses (i) or (ii) of Section
6.01 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions,

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dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. PRIORITIES.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Additional Interest, if any,, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.

                                     TRUSTEE

Section 7.01. DUTIES OF TRUSTEE.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b)
            of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. RIGHTS OF TRUSTEE.

            (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

            (h) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

            (i) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

            (j) The Trustee shall have no duty to inquire as to the performance of the Company's covenants herein.

Section 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and 7.11 hereof.

Section 7.04. TRUSTEE'S DISCLAIMER.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. NOTICE OF DEFAULTS.

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has since been cured. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Additional Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06. REPORTS BY TRUSTEE TO HOLDERS.

            Within 60 days after each May 15 beginning with May 15, 2005, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

            A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

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

Section 7.07. COMPENSATION AND INDEMNITY.

            The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as agreed to in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee or any predecessor Trustee against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees ("LOSSES") incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such losses may be attributable to its gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss liability or expense incurred by the Trustee through the Trustee's own willful misconduct, gross negligence or bad faith.

            The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

            To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest and Additional Interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in clauses (ix) or (x) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08. REPLACEMENT OF TRUSTEE.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign in writing at any time upon 30 days prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10 hereof;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a custodian or public officer takes charge of the Trustee or its property; or

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

            (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. ELIGIBILITY; DISQUALIFICATION.

            There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

            The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

            The Company may, at its option and at any time, elect to have either
Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

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

Section 8.02. LEGAL DEFEASANCE AND DISCHARGE.

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Company and each of the Subsidiary Guarantors in connection therewith and (d) this Article 8. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this
Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. COVENANT DEFEASANCE.

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.05, 4.06 and 4.08 through 4.18 hereof, and the operation of Section 5.01(d) hereof, with respect to the outstanding Notes on and after the date the conditions set forth in
Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in clauses (iii) and (iv) (with respect to the covenants contained in Sections 4.05, 4.06 and 4.08 through 4.18 hereof), (v), (vi), (vii) and (viii) (but in the case of clauses (ix) and
(x) of Section 6.01 hereof, with respect to Significant Subsidiaries only).

Section 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

            The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes.

            The Legal Defeasance or Covenant Defeasance may be exercised only if:

            (a) the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (b) in the case of Legal Defeasance, the Company delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of Covenant Defeasance, the Company delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

            (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (including, without limitation, the Credit Agreement, but excluding the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may is bound;

            (f) the Company delivers to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the Company's other creditors with the intent of defeating, hindering, delaying or defrauding the Company's creditors or others; and

            (g) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

            Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(b) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. REPAYMENT TO COMPANY.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Additional Interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Additional Interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07. REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest or Additional Interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

            Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

            (a) cure any ambiguity, defect or inconsistency;

            (b) provide for the assumption by a successor corporation of the obligations of the Company under this Indenture in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

            (c) provide for uncertificated Notes in addition to or in place of certificated Notes;

            (d) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder; or

            (e) make any change to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

            Upon the request of the Company accompanied by a Board Resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any

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amended or supplemental Indenture authorized or permitted by the terms of this
Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. WITH CONSENT OF HOLDERS OF NOTES.

            Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

            Upon the request of the Company accompanied by a Board Resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders to such Holder's address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. Without the consent of each Holder, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

            (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

            (c) make any change in the provisions of Sections 4.12 or 4.18;

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            (d) reduce the rate of or change the time for payment of interest on any note,

            (e) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

            (f) make any Note payable in money other than that stated in the Note,

            (g) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

            (h) waive a redemption payment with respect to any Note;

            (i) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms hereof;

            (j) make any change to Article 12 (including applicable definitions) that would adversely affect the Holders of the Notes; or

            (k) make any change in the preceding amendment and waiver provisions.

Section 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

            Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. NOTATION ON OR EXCHANGE OF NOTES.

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the

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Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

                                   ARTICLE 10.

                              SUBSIDIARY GUARANTEES

Section 10.01.    GUARANTEE.

            Subject to this Article 10, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to Section 6.02 hereof or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

            Each Subsidiary Guarantor hereby agrees that its obligations with regard to this Subsidiary Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Company (each a "BENEFITED PARTY"), as a condition of payment or performance by such Subsidiary Guarantor, to (1) proceed against the Company, any other guarantor (including any other Subsidiary Guarantor) of the Obligations under the Subsidiary Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Subsidiary Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Subsidiary Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the Subsidiary Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary Guarantees and any legal or equitable discharge of such Subsidiary Guarantor's obligations hereunder, (2) the benefit of any statute of limitations affecting such Subsidiary Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Subsidiary Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under

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applicable law, the benefits of any "One Action" rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guarantees. Each Subsidiary Guarantor hereby covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in its Subsidiary Guarantee and this Indenture.

            If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and
(y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02. LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY.

            Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under this Article 10 shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, including, if applicable, its guarantee of all obligations under the Credit Agreement, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

            To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee in substantially the form included in Exhibit E shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.

            Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

            If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

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

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 10.04. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

            Except as otherwise provided in Section 10.05 hereof, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than the Company or another Subsidiary Guarantor, unless:

            (a) immediately after giving effect to that transaction, no Default or Event of Default exists; and

            (b) either:

                  (i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to agreements in form and substance reasonably satisfactory to the Trustee, under this Indenture, the Subsidiary Guarantee and the Registration Rights Agreement on the terms set forth herein; or

                  (ii) the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.12.

            In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

            Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 10.05. RELEASES FOLLOWING SALE OF ASSETS.

            In the event of any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor (including by way of merger or consolidation), or any sale of all of the Capital Stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, if the sale or other disposition complies with Section 4.12, or if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 4.17, then such Subsidiary Guarantor (in the event of a sale of all of the Capital Stock of such Subsidiary Guarantor or a designation of such Subsidiary Guarantor as an Unrestricted Subsidiary) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition or designation was made by the Company in accordance with the provisions of this Indenture, including

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

without limitation Section 4.12 or 4.17 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

            Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

                                   ARTICLE 11.

                           SATISFACTION AND DISCHARGE

Section 11.01. SATISFACTION AND DISCHARGE.

            This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

            (a) either:

            (i) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

            (ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars and non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and Additional Interest, if any, to the date of maturity or redemption;

            (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

            (c) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

            (d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money and/or non-callable Government Securities toward the payment of the Notes at maturity or the redemption date, as the case may be.

            The Company shall deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 11.02. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

            Subject to Section 11.03 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the "Trustee") pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium,

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if any, and interest and Additional Interest, if any,, but such money need not be segregated from other funds except to the extent required by law.

Section 11.03. REPAYMENT TO COMPANY.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Additional Interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                                   ARTICLE 12.

                                  SUBORDINATION

Section 12.01. AGREEMENT TO SUBORDINATE.

            The Company and the Subsidiary Guarantors agree, and each Holder by accepting a Note agrees, that the payment of principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Notes and the Subsidiary Guarantees is subordinated in right of payment, to the extent and in the manner provided in this Article 12 and subject to the provisions of Article 8 hereof, to the payment when due in cash of all Senior Debt of the Company and the Subsidiary Guarantors and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Notes and the Subsidiary Guarantees shall in all respects rank pari passu with any future Senior Subordinated Indebtedness and senior to all existing and future Subordinated Debt of the Company and the Subsidiary Guarantors, and only Senior Debt shall rank senior to the Notes and the Subsidiary Guarantees in accordance with the provisions set forth herein. All provisions of this Article 12 shall be subject to Section 12.12.

Section 12.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY.

            Upon any payment or distribution of the assets of the Company or the Subsidiary Guarantors to creditors upon a liquidation, dissolution or winding up of the Company or the Subsidiary Guarantors, a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or the Subsidiary Guarantors or their respective property, an assignment for the benefit of the Company's or the Subsidiary Guarantors' creditors or the marshaling of their respective assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes are entitled to receive any payment of principal of, premium, if any, or interest on, the Notes and the Subsidiary Guarantees, except that Holders of Notes may receive and retain such payments made in Permitted Junior Securities and payments made from the trust described in Article 8 hereof.

            Until all Senior Debt is paid in full in cash, any distribution to which Holders of the Notes would be entitled but for this Article 12 will be made to holders of the Senior Debt as their interests may appear (except that Holders of Notes may receive and retain payments made in Permitted Junior Securities and payments and other distributions made from the trust described in
Article 8 hereof; provided that (i) no Holder of Notes shall have the right to receive and retain any such Permitted Junior Securities if the existence of such right would have the effect of causing the Notes and the Subsidiary Guarantees to be treated in the same class of claims as the Senior Debt of the Company and the Subsidiary Guarantors or any class of claims which is pari passu with such Senior Debt and (ii) holders of Senior Debt shall be entitled to receive any cash payments made to any Holder of Notes on the account of Permitted Junior Securities until all Obligations in respect of Senior Debt have been paid in full in cash).

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Section 12.03. DEFAULT ON SENIOR DEBT.

            The Company and the Subsidiary Guarantors may not pay (except in Permitted Junior Securities or from the trust described in Article 8 hereof) principal of, or premium, if any, or interest on, the Notes and the Subsidiary Guarantees, or make any deposit pursuant to Section 8.04, and may not repurchase, redeem or otherwise retire any Notes (collectively, "PAY THE NOTES") if (a) any principal, premium, interest or any other amount payable in respect of any Senior Debt is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (1) the default has been cured or waived and any such acceleration has been rescinded or (2) such Senior Debt has been paid in full in cash; provided, however, that the Company and the Subsidiary Guarantors may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the holders of such Senior Debt or, if there is no Representative, from the holders of such Senior Debt.

            During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, the Company and the Subsidiary Guarantors may not pay the Notes for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Debt or, if there is no Representative, from the holders of such Designated Senior Debt, specifying an election to effect a Payment Blockage Period (a "PAYMENT BLOCKAGE NOTICE") and ending 179 days thereafter (unless such Payment Blockage Period is earlier terminated (a) by written notice to the Trustee and the Company from the Representative of the holders of such Designated Senior Debt or, if there is no Representative, from the holders of such Designated Senior Debt that gave such Payment Blockage Notice, (b) because such default is no longer continuing or (c) because such Designated Senior Debt has been repaid in full in cash). Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be the basis for a subsequent Payment Blockage Notice. Following the expiration of any period during which the Company and the Subsidiary Guarantors are prohibited from making payments on the Notes and the Subsidiary Guarantees pursuant to a Payment Blockage Notice, the Company and the Subsidiary Guarantors shall (unless otherwise prohibited as described in the first two sentences of this paragraph) resume making any and all required payments in respect of the Notes and the Subsidiary Guarantees, including, without limitation, any missed payments, unless the maturity of any Designated Senior Debt has been accelerated, and such acceleration remains in full force and effect.

            The Company shall give prompt written notice to the Trustee of any default in the payment of any Senior Debt or any acceleration under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued. Failure to give such notice shall not effect the subordination of the Notes and the Subsidiary Guarantees to the Senior Debt or the application of the other provisions provided in this Article 12.

Section 12.04. ACCELERATION OF PAYMENT OF SECURITIES.

            If payment of the Notes and the Subsidiary Guarantees is accelerated when Designated Senior Debt is outstanding, the Company and the Subsidiary Guarantors may not pay the Notes until three Business Days after the Representative of the holders of such Designated Senior Debt or, if there is no Representative, the holders of such Designated Senior Debt receive notice of such acceleration and, thereafter, may pay the Notes only if this Indenture otherwise permits payment at that time.

Section 12.05. WHEN DISTRIBUTION MUST BE PAID OVER.

            If a payment or distribution is made to Holders of Notes that because of this Article 12 should not have been made to them, the Trustee or the Holders who receive the distribution shall hold it in trust for holders of Senior Debt (pro rata as to each of such holders of Senior Debt on the basis of the respective amounts of Senior Debt paid to them) and pay it over to them or their Representative as their interests may appear.

Section 12.06. SUBROGATION.

            After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Senior Subordinated Indebtedness) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 12 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and the Subsidiary Guarantors and Holders, a payment by the Company and the Subsidiary Guarantors on such Senior Debt.

Section 12.07. RELATIVE RIGHTS.

            This Article 12 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

            (a) impair, as between the Company and the Subsidiary Guarantors and Holders of Notes, the obligations of the Company and the Subsidiary Guarantors, which are absolute and unconditional, to pay principal of, premium, if any, and interest on, the Notes and the Subsidiary Guarantees in accordance with their terms;

            (b) affect the relative rights of Holders and creditors of the Company and the Subsidiary Guarantors other than their rights in relation to holders of Senior Debt; or

            (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Holders.

Section 12.08. SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY OR THE SUBSIDIARY GUARANTORS.

            No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes and the Subsidiary Guarantees shall be impaired by any act or failure to act by the Company or the Subsidiary Guarantors or by their failure to comply with this Indenture.

Section 12.09. RIGHTS OF TRUSTEE AND PAYING AGENT.

            Notwithstanding Section 12.03, the Trustee or Paying Agent may continue to make payments on the Notes and the Subsidiary Guarantees and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer receives notice satisfactory to it that payments may not be made under this Article 12. The Company, the Registrar, the Paying Agent, a Representative or a holder of Senior Debt may give the notice; provided, however, that if an issue of Senior Debt has a Representative, only the Representative may give the notice.

            The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt that may at any time be held by it to the same extent as any other holder of such Senior Debt, and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 12.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

            Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative (if any).

Section 12.11. ARTICLE 12 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE.

            Nothing in this Article 12 shall prevent an Event of Default in accordance with Article 6 or have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes and the Subsidiary Guarantees or to exercise the rights and remedies in Article 6.

Section 12.12. TRUST MONEYS NOT SUBORDINATED.

            Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of non-callable Government Securities held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Notes and the Subsidiary Guarantees shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this
Article 12, and none of the Holders shall be obligated to pay over any such amount to the Company or the Subsidiary Guarantors or any holder of Senior Debt or any other creditor of the Company or the Subsidiary Guarantors.

Section 12.13. TRUSTEE ENTITLED TO RELY.

            Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to rely upon (a) any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) a certificate of the Representative of the holders of Senior Debt or, if there is no Representative, the holders of Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of the Company and the Subsidiary Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

Section 12.14. TRUSTEE TO EFFECTUATE SUBORDINATION.

            Each Holder by accepting a Note authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 12.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

            The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders, the Company or the Subsidiary Guarantors or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 12 or otherwise, except if such mistake was the result of the Trustee's gross negligence or willful misconduct.

Section 12.16. RELIANCE BY HOLDERS OF SENIOR DEBT ON SUBORDINATION PROVISIONS.

            Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes and the Subsidiary Guarantees, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of such Senior

Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

Section 12.17. RANKING WITH RESPECT TO OTHER SENIOR SUBORDINATED INDEBTEDNESS.

            The Notes and the Subsidiary Guarantees will rank equally in right of payment with all Existing Senior Subordinated Indebtedness.

                                   ARTICLE 13.

                                  MISCELLANEOUS

Section 13.01. TRUST INDENTURE ACT CONTROLS.

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 13.02. NOTICES.

            Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the other's address:

                  If to the Company:

                  Extendicare Health Services, Inc.
                  111 West Michigan Street
                  Milwaukee, WI  53203
                  Attention:  Chief Financial Officer
                  Telecopier No.:  (414) 908-8111

                  With a copy to:

                  Foley & Lardner LLP
                  777 East Wisconsin Avenue
                  Milwaukee, WI  53202-5306
                  Attention:  Russell E. Ryba
                  Telecopier No.:  (414) 297-4900

                  If to the Trustee:

                  U.S. Bank, N.A.
                  1555 North RiverCenter Drive, Suite 301
                  Milwaukee, WI  53212
                  Attention:  Steven J. Peterson
                  Telecopier No.:  (414) 905-5049

            The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders and the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee shall be deemed duly given and effective only upon receipt.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06. RULES BY TRUSTEE AND AGENTS.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

            No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or of the Subsidiary Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 13.08. GOVERNING LAW.

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10. SUCCESSORS.

            All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11. SEVERABILITY.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12. COUNTERPART ORIGINALS.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13. TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of April 22, 2004

                        ISSUER:

                        EXTENDICARE HEALTH SERVICES, INC.

                        By:_________________________________________
                            Name: Mark W. Durishan
                            Title: Vice President, Chief Financial
                                   Officer and Treasurer

                        GUARANTORS:

                        EXTENDICARE HEALTH FACILITY HOLDINGS, INC.
                        EXTENDICARE HEALTH FACILITIES, INC.
                        NORTHERN HEALTH FACILITIES, INC.
                        EXTENDICARE HOMES, INC.
                        EXTENDICARE HEALTH NETWORK, INC.
                        THE PROGRESSIVE STEP CORPORATION
                        EXTENDICARE OF INDIANA, INC.
                        EXTENDICARE GREAT TRAIL, INC.
                        FIR LANE TERRACE CONVALESCENT CENTER, INC.
                        ADULT SERVICES UNLIMITED, INC.
                        ARBORS EAST, INC.
                        ARBORS AT TOLEDO, INC.
                        HEALTH POCONOS, INC.
                        MARSHALL PROPERTIES, INC.

                        By:_________________________________________
                        Name: Mark W. Durishan
                        Title: Vice President, Chief Financial
                               Officer and Treasurer

                                                     SIGNATURE PAGE TO INDENTURE

                        INDIANA HEALTH AND REHABILITATION CENTERS PARTNERSHIP

                        BY: EXTENDICARE HOMES, INC., AS GENERAL PARTNER

                        By:__________________________________________________
                        Name: Mark W. Durishan
                        Title: Vice President, Chief Financial Officer and
                               Treasurer

                        BY: EXTENDICARE OF INDIANA, INC., AS GENERAL PARTNER

                        By:__________________________________________________
                        Name: Mark W. Durishan
                        Title: Vice President, Chief Financial Officer and
                               Treasurer

                        CONCORDIA MANOR, LLC
                        FIRST COAST HEALTH AND REHABILITATION CENTER, LLC JACKSON HEIGHTS REHABILITATION CENTER, LLC TREASURE ISLE CARE CENTER, LLC

                        BY: EXTENDICARE HOMES, INC., AS SOLE MEMBER

                        By:__________________________________________________
                        Name: Mark W. Durishan
                        Title: Vice President, Chief Financial Officer and
                               Treasurer

                        KAUFMAN STREET, WV, LLC
                        NEW CASTLE CARE, LLC

                        BY: FIR LANE TERRACE CONVALESCENT CENTER, INC., AS SOLE
                            MEMBER

                        By:__________________________________________________
                        Name: Mark W. Durishan
                        Title: Vice President, Chief Financial Officer and
                               Treasurer

                                                     SIGNATURE PAGE TO INDENTURE

                        ALPINE HEALTH AND REHABILITATION CENTER, LLC
                        COLONIAL CARE, LLC
                        GREENBRIAR CARE, LLC
                        GREENBROOK CARE, LLC
                        HERITAGE CARE, LLC
                        LADY LAKE CARE, LLC
                        NEW HORIZON CARE, LLC
                        NORTH REHABILITATION CARE, LLC
                        PALM COURT CARE, LLC
                        RICHEY MANOR, LLC
                        ROCKLEDGE CARE, LLC
                        SOUTH HERITAGE HEALTH AND REHABILITATION CENTER,
                          LLC
                        THE OAKS RESIDENTIAL AND REHABILITATION CENTER, LLC WINTER HAVEN HEALTH AND REHABILITATION CENTER, LLC

                        BY: EXTENDICARE HEALTH FACILITIES, INC., AS SOLE MEMBER

                        By:____________________________________________________
                        Name: Mark W. Durishan
                        Title: Vice President, Chief Financial Officer and
                               Treasurer

                                                     SIGNATURE PAGE TO INDENTURE

                        ARBORS AT TAMPA, LLC
                        ARBORS AT BAYONET POINT, LLC
                        ARBORS AT FAIRLAWN CARE, LLC
                        ARBORS AT FAIRLAWN REALTY OH, LLC
                        ARBORS AT SYLVANIA CARE, LLC
                        ARBORS AT SYLVANIA REALTY OH, LLC
                        ARBORS WEST CARE, LLC
                        ARBORS WEST REALTY OH, LLC
                        COLUMBUS REHABILITATION REALTY OH, LLC
                        JACKSONVILLE CARE, LLC
                        SAFETY HARBOR CARE, LLC
                        KISSIMMEE CARE, LLC
                        ORANGE PARK CARE, LLC
                        OREGON CARE, LLC
                        PORT CHARLOTTE CARE, LLC
                        SARASOTA CARE, LLC
                        SEMINOLE CARE, LLC
                        WINTER HAVEN CARE, LLC
                        BLANCHESTER CARE, LLC
                        CANTON CARE, LLC
                        COLUMBUS REHABILITATION CARE, LLC
                        DAYTON CARE, LLC
                        DELAWARE CARE, LLC
                        GALLIPOLIS CARE, LLC
                        HILLIARD CARE, LLC
                        LONDON CARE, LLC
                        MARIETTA CARE, LLC
                        ROCKMILL CARE, LLC
                        ROCKSPRINGS CARE, LLC
                        WATERVILLE CARE, LLC
                        WOODSFIELD CARE, LLC

                        BY: NORTHERN HEALTH FACILITIES, INC., AS SOLE MEMBER

                        By:__________________________________________________
                        Name: Mark W. Durishan
                        Title: Vice President, Chief Financial Officer and
                               Treasurer

                                                     SIGNATURE PAGE TO INDENTURE

                        GREAT TRAIL CARE, LLC

                        BY: EXTENDICARE GREAT TRAIL, INC., AS SOLE MEMBER

                        By:__________________________________________________
                        Name: Richard L. Bertrand
                        Title: Senior Vice President - Development

                        FISCAL SERVICES GROUP, LLC
                        PARTNERS HEALTH GROUP, LLC
                        STAR PURCHASING SERVICES, LLC

                        BY: EXTENDICARE HEALTH NETWORK, INC., AS SOLE MEMBER

                        By:__________________________________________________
                        Name: Richard L. Bertrand
                        Title: Senior Vice President - Development

                        MILFORD CARE, LLC
                        PRAIRIE VILLAGE CARE, LLC
                        SCOTT VILLA CARE, LLC
                        SWISS VILLA CARE, LLC
                        VILLA PINES CARE, LLC

                        BY: MARSHALL PROPERTIES, INC., AS SOLE MEMBER

                        By:__________________________________________________
                        Name: Richard L. Bertrand
                        Title: Senior Vice President - Development

                                                     SIGNATURE PAGE TO INDENTURE

                        PARTNERS HEALTH GROUP - FLORIDA, LLC
                        PARTNERS HEALTH GROUP - LOUISIANA, LLC
                        PARTNERS HEALTH GROUP - TEXAS, LLC

                        BY: PARTNERS HEALTH GROUP, LLC

                        BY: EXTENDICARE HEALTH NETWORK, INC., AS SOLE MEMBER

                        By:__________________________________________________
                        Name: Richard L. Bertrand
                        Title: Senior Vice President - Development

                                                     SIGNATURE PAGE TO INDENTURE

                        TRUSTEE:

                        U.S. BANK, N.A.

                        By: ________________________________________________
                            Name: Steven J. Peterson
                            Title: Assistant Vice President

                                                     SIGNATURE PAGE TO INDENTURE

                                                                       EXHIBIT A
================================================================================
                                 (Face of Note)

                    6 7/8% SENIOR SUBORDINATED NOTES DUE 2014

                                                             CUSIP _____________

NO.                                                               $_____________

                        EXTENDICARE HEALTH SERVICES, INC.

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of _________________ Dollars ($______________) on May 1, 2014.

Interest Payment Dates: May 1 and November 1, commencing November 1, 2004.

Record Dates: April 15 and October 15.

Dated:  ______________, 20__.

            IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                 EXTENDICARE HEALTH SERVICES, INC.

                                 By:_________________________________________
                                    Name: Mark W. Durishan
                                    Title: Vice President, Chief Financial
                                           Officer and Treasurer

This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

U.S. Bank, N.A.,
as Trustee

By:___________________________
     Authorized Signatory

Dated _____________, 20__

                                 (Back of Note)

                    6 7/8% Senior Subordinated Notes due 2014

[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. Extendicare Health Services, Inc., a Delaware corporation (the "ISSUER"), promises to pay interest on the principal amount of this Note at 6 7/8% per annum until maturity and shall pay Additional Interest, if any, as provided in Section 5 of the Registration Rights Agreement. The Issuer shall pay interest semi-annually on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the first of May 1 or November 1 to occur after the date of issuance, unless such May 1 or November 1 occurs within one calendar month of such date of issuance, in which case the first Interest Payment Date shall be the second of May 1 and November 1 to occur after the date of issuance. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

      2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are Holders at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest and Additional Interest, if any, at the office or agency of the Issuer maintained for such purpose, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and Additional Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

      4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of April 22, 2004 ("INDENTURE") among the Issuer, the subsidiary guarantors party thereto (the "GUARANTORS") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuer unlimited in aggregate principal amount.

      5. MATURITY. The principal on the Notes shall be due and payable on May 1, 2014.

      6. OPTIONAL REDEMPTION.

      (a) Except as set forth in clause (b) of this Paragraph 6, the Notes will not be redeemable at the option of the Issuer prior to May 1, 2009. Starting on that date, the Issuer may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment
Date), if redeemed during the twelve-month period commencing on May 1 of the years indicated below:

Year                       Percentage
----                       ----------
2009....................    103.438%
2010....................    102.292%
2011....................    101.146%
2012 and thereafter.....    100.000%

      (b) At any time and from time to time, prior to May 1, 2007, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 106.875% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date) with the net cash proceeds of any Qualified Equity Offering; provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding. Any such redemption shall be made within 120 days of the closing of such Qualified Equity Offering upon not less than 30 nor more than 60 days' prior notice.

         (c) Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

         7. MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         8. REPURCHASE AT OPTION OF HOLDER.

         (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes (a "CHANGE OF CONTROL OFFER") at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the purchase date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

         (b) If the Issuer or one of its Restricted Subsidiaries consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $15.0 million, not later than 30 days after such date, the Issuer shall commence an offer to all Holders of Notes and Additional Notes, if any, and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "ASSET SALE OFFER") pursuant to Section
3.09 of the Indenture to purchase, on a pro rata basis, the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness equal in amount to the Excess Proceeds remaining after an asset sale offer required to be commenced prior to the Asset Sale Offer (and not just the amount thereof that exceeds $15.0 million) at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and Additional Notes, if any, and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of

Excess Proceeds remaining after an asset sale offer required to be commenced prior to the Asset Sale Offer, the Trustee shall select the Notes and Additional Notes, if any, and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

      8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Issuer and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Issuer under the Indenture in the case of a merger or consolidation or sale of all or substantially all of the assets of the Issuer, provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to make any change to comply with any requirement of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

      12. DEFEASANCE PRIOR TO MATURITY. Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium and Additional Interest, if any, on the Notes on the Stated Maturity or on the applicable redemption date, as the case may be.

      13. DEFAULTS AND REMEDIES. Each of the following is an Event of Default under the Indenture: (1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes (whether or not prohibited by Article 12 of the Indenture); (2) default in payment when due of principal of, or premium, if any, on the Notes (whether or not prohibited by Article 12 of the Indenture); (3) failure by the Issuer or any of its Restricted Subsidiaries to comply with Sections 4.09 or 4.10 or Article 5 of the Indenture; (4) failure by the Issuer or any of its Restricted Subsidiaries for 30 days after notice to comply with Section 4.12 or 4.18; (5) failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to comply with any other covenant or agreement in the Notes or in the Indenture; (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (7) failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments (to the extent not fully covered by insurance) aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days; (8) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (9) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuer or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      14. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

      15. SUBORDINATION. The payment of principal of, premium, if any, and interest on, and all other amounts payable in respect of, this Notes is subordinated in right of payment to the payment when due in cash of all Senior Debt of the Company as set forth in Article 12 of the Indenture.

      16. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Indenture, the Notes, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes; such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

            Extendicare Health Services, Inc.
            111 West Michigan Street
            Milwaukee, WI  53203
            Attention:  Chief Financial Officer

                       Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to
Section 4.12 or 4.18 of the Indenture, check the box below:

[ ]     Section 4.12

[ ]     Section 4.18

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.12 or Section 4.18 of the Indenture, state the amount you elect to have purchased: $_____________________

Date:___________________   Your Signature:________________________________
                           (Sign exactly as your name appears on the Note)

                           Tax Identification No.:
                           ___________________________________________________

                           SIGNATURE GUARANTEE:

                           ___________________________________________________

                           Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

________________________________________________________________________________
               (Insert assignee's soc. sec. or other tax I.D. no.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
as agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
________________________________________________________________________________

Date: ______________

                           Your Signature:______________________________________
                           (Sign exactly as your name appears on the face of this Note)

                           Signature Guarantee:_________________________________

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

            The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                              Principal Amount
                       Amount of                             of this Global Note       Signature of
                      decrease in        Amount of increase    following such      authorized signatory
                   Principal Amount     in Principal Amount     decrease (or           of Trustee or
Date of Exchange  of this Global Note   of this Global Note       increase)           Note Custodian
----------------  -------------------   -------------------  -------------------   --------------------

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Extendicare Health Services, Inc.
111 West Michigan Street
Milwaukee, WI  53203
Attention: Chief Financial Officer

U.S. Bank, N.A.
1555 North RiverCenter Drive, Suite 301
Milwaukee, WI  53212
Attention: Corporate Trust Department
Telecopier No.: (414) 905-5049

      Re: 6 7/8% Senior Subordinated Notes due 2014

            Reference is hereby made to the Indenture, dated as of April 22, 2004 (the "Indenture"), among Extendicare Health Services, Inc., as issuer (the "Issuer"), the Subsidiary Guarantors party thereto and U.S. Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

            1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

            2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on

Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

            3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Issuer or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

            4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

            (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (c) [ ]CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                    __________________________________________
                                           [Insert Name of Transferor]

                                    By: _____________________________________
                                        Name:
                                        Title:

                                    Dated:_____________________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

            1. [ ] The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                  (a) [ ] a beneficial interest in the:

                  (i) [ ] 144A Global Note (CUSIP _________), or

                  (ii) [ ] Regulation S Global Note (CUSIP _________), or

                  (iii) [ ] IAI Global Note (CUSIP _________); or

                  (b) [ ] a Restricted Definitive Note.

            2. [ ] After the Transfer the Transferee will hold:

                         [CHECK ONE OF (a), (b) OR (c)]

                  (a)  [ ] a beneficial interest in the:

                  (i)  [ ] 144A Global Note (CUSIP _________), or

                  (ii) [ ] Regulation S Global Note (CUSIP _________), or

                  (iii) [ ] IAI Global Note (CUSIP _________); or

                  (iv)  [ ] Unrestricted Global Note (CUSIP _________); or

                  (b) [ ] a Restricted Definitive Note; or

                  (c) [ ] an Unrestricted Definitive Note,

                  in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Extendicare Health Services, Inc.
111 West Michigan Street
Milwaukee, WI  53203
Attention: Chief Financial Officer

U.S. Bank, N.A.
1555 North RiverCenter Drive, Suite 301
Milwaukee, WI  53212
Attention: Corporate Trust Department
Telecopier No.: (414) 905-5049

      Re: 6 7/8% Senior Subordinated Notes due 2014

            Reference is hereby made to the Indenture, dated as of April 22, 2004 (the "Indenture"), among Extendicare Health Services, Inc., as issuer (the "Issuer"), the Subsidiary Guarantors party thereto and U.S. Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

            1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

            (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer,
(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive
Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

            (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

            (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                    __________________________________________
                                           [Insert Name of Transferor]

                                    By: _____________________________________
                                        Name:
                                        Title:

                                    Dated:_____________________________

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Extendicare Health Services, Inc.
111 West Michigan Street
Milwaukee, WI  53203
Attention: Chief Financial Officer

U.S. Bank, N.A.
1555 North RiverCenter Drive, Suite 301
Milwaukee, WI  53212
Attention: Corporate Trust Department
Telecopier No.: (414) 905-5049

      Re: 6 7/8% Senior Subordinated Notes due 2014

            Reference is hereby made to the Indenture, dated as of April 22, 2004 (the "Indenture"), among Extendicare Health Services, Inc., as issuer (the "Issuer"), the Subsidiary Guarantors party thereto and U.S. Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            In connection with our proposed purchase of $____________ aggregate principal amount of:

            (a) [ ] a beneficial interest in a Global Note, or

            (b) [ ] a Definitive Note,

                    we confirm that:

            1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

            2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

            3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    __________________________________________
                                           [Insert Name of Transferor]

                                    By: _____________________________________
                                        Name:
                                        Title:

Dated:_____________________________

                                    EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

            For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of April 22, 2004 (the "Indenture"), among Extendicare Health Services, Inc., as issuer (the "Issuer"), the Subsidiary Guarantors listed on the signature pages thereto and U.S. Bank, N.A., as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. This Subsidiary Guarantee is subject to release as and to the extent set forth in Section 10.05 of the Indenture. The payment of any amount in respect of this Subsidiary Guarantee is subordinated in right of payment to the payment when due in cash of all Senior Debt of the Subsidiary Guarantors as set forth in Article 12 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.

                        EXTENDICARE HEALTH FACILITY HOLDINGS, INC.
                        EXTENDICARE HEALTH FACILITIES, INC.
                        NORTHERN HEALTH FACILITIES, INC.
                        EXTENDICARE HOMES, INC.
                        EXTENDICARE HEALTH NETWORK, INC.
                        THE PROGRESSIVE STEP CORPORATION
                        EXTENDICARE OF INDIANA, INC.
                        EXTENDICARE GREAT TRAIL, INC.
                        FIR LANE TERRACE CONVALESCENT CENTER, INC.
                        ADULT SERVICES UNLIMITED, INC.
                        ARBORS EAST, INC.
                        ARBORS AT TOLEDO, INC.
                        HEALTH POCONOS, INC.
                        MARSHALL PROPERTIES, INC.

                        By:__________________________________________________
                        Name: Mark W. Durishan
                        Title: Vice President, Chief Financial Officer and
                               Treasurer

                        INDIANA HEALTH AND REHABILITATION CENTERS PARTNERSHIP

                        BY: EXTENDICARE HOMES, INC., AS GENERAL PARTNER

                        By:__________________________________________________
                        Name: Mark W. Durishan
                        Title: Vice President, Chief Financial Officer and
                               Treasurer

                        BY: EXTENDICARE OF INDIANA, INC., AS GENERAL PARTNER

                        By:__________________________________________________
                        Name: Mark W. Durishan
                        Title: Vice President, Chief Financial Officer and
                               Treasurer

                        CONCORDIA MANOR, LLC
                        FIRST COAST HEALTH AND REHABILITATION CENTER, LLC JACKSON HEIGHTS REHABILITATION CENTER, LLC TREASURE ISLE CARE CENTER, LLC

                        BY: EXTENDICARE HOMES, INC., AS SOLE MEMBER

                        By:__________________________________________________
                        Name: Mark W. Durishan
                        Title: Vice President, Chief Financial Officer and
                               Treasurer

                        KAUFMAN STREET, WV, LLC
                        NEW CASTLE CARE, LLC

                        BY: FIR LANE TERRACE CONVALESCENT CENTER, INC., AS SOLE
                            MEMBER

                        By:__________________________________________________
                        Name: Mark W. Durishan
                        Title: Vice President, Chief Financial Officer and
                               Treasurer

                        ALPINE HEALTH AND REHABILITATION CENTER, LLC
                        COLONIAL CARE, LLC
                        GREENBRIAR CARE, LLC
                        GREENBROOK CARE, LLC
                        HERITAGE CARE, LLC
                        LADY LAKE CARE, LLC
                        NEW HORIZON CARE, LLC
                        NORTH REHABILITATION CARE, LLC
                        PALM COURT CARE, LLC
                        RICHEY MANOR, LLC
                        ROCKLEDGE CARE, LLC
                        SOUTH HERITAGE HEALTH AND REHABILITATION CENTER, LLC THE OAKS RESIDENTIAL AND REHABILITATION CENTER, LLC WINTER HAVEN HEALTH AND REHABILITATION CENTER, LLC

                        BY: EXTENDICARE HEALTH FACILITIES, INC., AS SOLE MEMBER

                        By:__________________________________________________
                        Name: Mark W. Durishan
                        Title: Vice President, Chief Financial Officer and
                               Treasurer

                        ARBORS AT TAMPA, LLC
                        ARBORS AT BAYONET POINT, LLC
                        ARBORS AT FAIRLAWN CARE, LLC
                        ARBORS AT FAIRLAWN REALTY OH, LLC
                        ARBORS AT SYLVANIA CARE, LLC
                        ARBORS AT SYLVANIA REALTY OH, LLC
                        ARBORS WEST CARE, LLC
                        ARBORS WEST REALTY OH, LLC
                        COLUMBUS REHABILITATION REALTY OH, LLC
                        JACKSONVILLE CARE, LLC
                        SAFETY HARBOR CARE, LLC
                        KISSIMMEE CARE, LLC
                        ORANGE PARK CARE, LLC
                        OREGON CARE, LLC
                        PORT CHARLOTTE CARE, LLC
                        SARASOTA CARE, LLC
                        SEMINOLE CARE, LLC
                        WINTER HAVEN CARE, LLC
                        BLANCHESTER CARE, LLC
                        CANTON CARE, LLC
                        COLUMBUS REHABILITATION CARE, LLC
                        DAYTON CARE, LLC
                        DELAWARE CARE, LLC
                        GALLIPOLIS CARE, LLC
                        HILLIARD CARE, LLC
                        LONDON CARE, LLC
                        MARIETTA CARE, LLC
                        ROCKMILL CARE, LLC
                        ROCKSPRINGS CARE, LLC
                        WATERVILLE CARE, LLC
                        WOODSFIELD CARE, LLC

                        BY: NORTHERN HEALTH FACILITIES, INC., AS SOLE MEMBER

                        By:__________________________________________________
                        Name: Mark W. Durishan
                        Title: Vice President, Chief Financial Officer and
                               Treasurer

                         GREAT TRAIL CARE, LLC

                        BY: EXTENDICARE GREAT TRAIL, INC., AS SOLE MEMBER

                        By:__________________________________________________
                        Name: Richard L. Bertrand
                        Title: Senior Vice President - Development

                        FISCAL SERVICES GROUP, LLC
                        PARTNERS HEALTH GROUP, LLC
                        STAR PURCHASING SERVICES, LLC

                        BY: EXTENDICARE HEALTH NETWORK, INC., AS SOLE MEMBER

                        By:__________________________________________________
                        Name: Richard L. Bertrand
                        Title: Senior Vice President - Development

                        MILFORD CARE, LLC
                        PRAIRIE VILLAGE CARE, LLC
                        SCOTT VILLA CARE, LLC
                        SWISS VILLA CARE, LLC
                        VILLA PINES CARE, LLC

                        BY: MARSHALL PROPERTIES, INC., AS SOLE MEMBER

                        By:__________________________________________________
                        Name: Richard L. Bertrand
                        Title: Senior Vice President - Development

                        PARTNERS HEALTH GROUP - FLORIDA, LLC
                        PARTNERS HEALTH GROUP - LOUISIANA, LLC
                        PARTNERS HEALTH GROUP - TEXAS, LLC

                        BY: PARTNERS HEALTH GROUP, LLC

                        BY: EXTENDICARE HEALTH NETWORK, INC., AS SOLE MEMBER

                        By:__________________________________________________
                        Name: Richard L. Bertrand
                        Title: Senior Vice President - Development

                                TABLE OF CONTENTS

                                                                                                   PAGE
ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE.........................................      1

    Section 1.01.  Definitions.................................................................      1

    Section 1.02.  Other Definitions...........................................................     17

    Section 1.03.  Incorporation by Reference of Trust Indenture Act...........................     17

    Section 1.04.  Rules of Construction.......................................................     18

ARTICLE 2.  THE NOTES..........................................................................     18

    Section 2.01.  Form and Dating.............................................................     18

    Section 2.02.  Execution and Authentication................................................     19

    Section 2.03.  Registrar and Paying Agent..................................................     19

    Section 2.04.  Paying Agent to Hold Money in Trust.........................................     20

    Section 2.05.  Holder Lists................................................................     20

    Section 2.06.  Transfer and Exchange.......................................................     20

    Section 2.07.  Replacement Notes...........................................................     30

    Section 2.08.  Outstanding Notes...........................................................     30

    Section 2.09.  Treasury Notes..............................................................     30

    Section 2.10.  Temporary Notes.............................................................     30

    Section 2.11.  Cancellation................................................................     30

    Section 2.12.  Defaulted Interest..........................................................     31

    Section 2.13.  CUSIP or ISIN Numbers.......................................................     31

    Section 2.14.  Additional Interest.........................................................     31

ARTICLE 3.  REDEMPTION AND PREPAYMENT..........................................................     32

    Section 3.01.  Notices to Trustee..........................................................     32

    Section 3.02.  Selection of Notes to Be Redeemed...........................................     32

    Section 3.03.  Notice of Redemption........................................................     32

    Section 3.04.  Effect of Notice of Redemption..............................................     33

    Section 3.05.  Deposit of Redemption Price.................................................     33

    Section 3.06.  Notes Redeemed in Part......................................................     33

    Section 3.07.  Optional Redemption.........................................................     33

    Section 3.08.  Mandatory Redemption........................................................     34

    Section 3.09.  Offer To Purchase by Application of Excess Proceeds.........................     34

ARTICLE 4.  COVENANTS..........................................................................     35

    Section 4.01.  Payment of Notes............................................................     35

    Section 4.02.  Maintenance of Office or Agency.............................................     36

    Section 4.03.  Reports.....................................................................     36

                                        i
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                                   (CONTINUED)

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
    Section 4.04.  Compliance Certificate......................................................     37

    Section 4.05.  Taxes.......................................................................     37

    Section 4.06.  Stay, Extension and Usury Laws..............................................     37

    Section 4.07.  Corporate Existence.........................................................     38

    Section 4.08.  Payments for Consent........................................................     38

    Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock..................     38

    Section 4.10.  Restricted Payments.........................................................     40

    Section 4.11.  Liens.......................................................................     42

    Section 4.12.  Asset Sales.................................................................     42

    Section 4.13.  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries...     44

    Section 4.14.  Transactions with Affiliates................................................     45

    Section 4.15.  [Reserved.].................................................................     46

    Section 4.16.  [Reserved.].................................................................     46

    Section 4.17.  Designation of Restricted and Unrestricted Subsidiaries.....................     46

    Section 4.18.  Repurchase at the Option of Holders Upon a Change of Control................     46

    Section 4.19.  Additional Subsidiary Guarantees............................................     48

    Section 4.20.  [Reserved.].................................................................     48

    Section 4.21.  Business Activities.........................................................     48

ARTICLE 5.  SUCCESSORS.........................................................................     48

    Section 5.01.  Merger, Consolidation, or Sale of Property..................................     48

    Section 5.02.  Successor Corporation Substituted...........................................     49

ARTICLE 6.  DEFAULTS AND REMEDIES..............................................................     49

    Section 6.01.  Events of Default...........................................................     49

    Section 6.02.  Acceleration................................................................     50

    Section 6.03.  Other Remedies..............................................................     51

    Section 6.04.  Waiver of Past Defaults.....................................................     51

    Section 6.05.  Control by Majority.........................................................     51

    Section 6.06.  Limitation on Suits.........................................................     52

    Section 6.07.  Rights of Holders to Receive Payment........................................     52

    Section 6.08.  Collection Suit by Trustee..................................................     52

    Section 6.09.  Trustee May File Proofs of Claim............................................     52

    Section 6.10.  Priorities..................................................................     53

    Section 6.11.  Undertaking for Costs.......................................................     53

ARTICLE 7.  TRUSTEE............................................................................     53

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
    Section 7.01.  Duties of Trustee...........................................................     53

    Section 7.02.  Rights of Trustee...........................................................     54

    Section 7.03.  Individual Rights of Trustee................................................     55

    Section 7.04.  Trustee's Disclaimer........................................................     55

    Section 7.05.  Notice of Defaults..........................................................     55

    Section 7.06.  Reports by Trustee to Holders...............................................     55

    Section 7.07.  Compensation and Indemnity..................................................     56

    Section 7.08.  Replacement of Trustee......................................................     56

    Section 7.09.  Successor Trustee by Merger, etc............................................     57

    Section 7.10.  Eligibility; Disqualification...............................................     57

    Section 7.11.  Preferential Collection of Claims Against Company...........................     57

ARTICLE 8.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE...........................................     57

    Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance....................     57

    Section 8.02.  Legal Defeasance and Discharge..............................................     58

    Section 8.03.  Covenant Defeasance.........................................................     58

    Section 8.04.  Conditions to Legal or Covenant Defeasance..................................     58

    Section 8.05.  Deposited Money and Government Securities to be Held in Trust; Other
                   Miscellaneous  Provisions...................................................     59

    Section 8.06.  Repayment to Company........................................................     60

    Section 8.07.  Reinstatement...............................................................     60

ARTICLE 9.  AMENDMENT, SUPPLEMENT AND WAIVER...................................................     60

    Section 9.01.  Without Consent of Holders of Notes.........................................     60

    Section 9.02.  With Consent of Holders of Notes............................................     61

    Section 9.03.  Compliance with Trust Indenture Act.........................................     62

    Section 9.04.  Revocation and Effect of Consents...........................................     62

    Section 9.05.  Notation on or Exchange of Notes............................................     62

    Section 9.06.  Trustee to Sign Amendments, etc.............................................     62

ARTICLE 10.  SUBSIDIARY GUARANTEES.............................................................     63

    Section 10.01. Guarantee...................................................................     63

    Section 10.02. Limitation on Subsidiary Guarantor Liability................................     64

    Section 10.03. Execution and Delivery of Subsidiary Guarantee..............................     64

    Section 10.04. Subsidiary Guarantors May Consolidate, etc., on Certain Terms...............     65

    Section 10.05. Releases Following Sale of Assets...........................................     65

ARTICLE 11.  SATISFACTION AND DISCHARGE........................................................     66

    Section 11.01. Satisfaction and Discharge..................................................     66
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    Section 11.02. Deposited Money and Government Securities to be Held in Trust; Other
                   Miscellaneous Provisions....................................................     66

    Section 11.03. Repayment to Company........................................................     67

ARTICLE 12.  SUBORDINATION.....................................................................     67

    Section 12.01. Agreement to Subordinate....................................................     67

    Section 12.02. Liquidation, Dissolution, Bankruptcy........................................     67

    Section 12.03. Default on Senior Debt......................................................     68

    Section 12.04. Acceleration of Payment of Securities.......................................     68

    Section 12.05. When Distribution Must Be Paid Over.........................................     68

    Section 12.06. Subrogation.................................................................     69

    Section 12.07. Relative Rights.............................................................     69

    Section 12.08. Subordination May Not Be Impaired by the Company or the Subsidiary
                   Guarantors .................................................................     69

    Section 12.09. Rights of Trustee and Paying Agent..........................................     69

    Section 12.10. Distribution or Notice to Representative....................................     69

    Section 12.11. Article 12 Not to Prevent Events of Default or Limit Right to Accelerate....     70

    Section 12.12. Trust Moneys Not Subordinated...............................................     70

    Section 12.13. Trustee Entitled to Rely....................................................     70

    Section 12.14. Trustee to Effectuate Subordination.........................................     70

    Section 12.15. Trustee Not Fiduciary for Holders of Senior Debt............................     70

    Section 12.16. Reliance by Holders of Senior Debt on Subordination Provisions..............     70

    Section 12.17. Ranking with Respect to Other Senior Subordinated Indebtedness..............     71

ARTICLE 13.  MISCELLANEOUS.....................................................................     71

    Section 13.01. Trust Indenture Act Controls................................................     71

    Section 13.02. Notices.....................................................................     71

    Section 13.03. Communication by Holders of Notes with Other Holders of Notes...............     72

    Section 13.04. Certificate and Opinion as to Conditions Precedent..........................     72

    Section 13.05. Statements Required in Certificate or Opinion...............................     72

    Section 13.06. Rules by Trustee and Agents.................................................     72

    Section 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders....     73

    Section 13.08. Governing Law...............................................................     73

    Section 13.09. No Adverse Interpretation of Other Agreements...............................     73

    Section 13.10. Successors..................................................................     73

    Section 13.11. Severability................................................................     73

                                       iv
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                                   (CONTINUED)

                                                                                                   PAGE
    Section 13.12. Counterpart Originals.......................................................     73

    Section 13.13. Table of Contents, Headings, etc............................................     73

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                                   (CONTINUED)

                                                                                                   PAGE
EXHIBITS

    Exhibit A  FORM OF NOTE................................................................         A-1
    Exhibit B  FORM OF CERTIFICATE OF TRANSFER.............................................         B-1
    Exhibit C  FORM OF CERTIFICATE OF EXCHANGE.............................................         C-1
    Exhibit D  FORM OF CERTIFICATE FROM ACQUIRING
               INSTITUTIONAL ACCREDITED INVESTOR...........................................         D-1
    Exhibit E  FORM OF NOTATION OF GUARANTEE...............................................         E-1

                                       vi